Exhibit 99.1
  MEDTOX® Scientific, Inc.
First Quarter Conference Call
April 14, 2010

Kevin Wiersma, MEDTOX - COO - Laboratory Services Division and CFO:

Good morning everyone.  I’m Kevin Wiersma, chief operating officer of the MEDTOX Laboratory Services division, and also CFO of the company.  Welcome to our first quarter conference call.

Before Dick Braun, our CEO, begins our prepared presentation, I’d like to cover one administrative item:  Forward looking statements in our conference call today are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such factors are described from time to time in the Company's Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

Our call today is in listen-only mode, and we would also like to welcome those listeners who have accessed this morning’s call on the internet.  Following our prepared remarks, we’ll have a question and answer session that is accessible to institutional investors and qualified financial analysts covering MEDTOX and our industry.   We look forward to your questions.

Also joining us for our call is Jim Schoonover, our chief marketing officer, and at this time I’m pleased to introduce Dick Braun, CEO of MEDTOX.

Dick Braun, MEDTOX - Chairman, President & CEO

Thank you, Kevin.

Our Laboratory Segment drugs-of-abuse business again showed solid growth in new sales.  DAU revenue was net positive in the quarter for the first time in 6 quarters. This is due to both increased sales and relative stability in March in testing volume from existing clients. Our clinical business continued to show solid growth in the quarter. Clinical laboratory revenues (excluding Clinical Trial Services) increased 27.7% for the quarter. This increase is attributed to our clinical laboratory expansion and diversification initiated in 2008. As we previously discussed in the year end call, Clinical Trial Services revenues were down for the quarter compared to the record quarter the previous year-due to deferral and cancellation of a number of trials. CTS activity picked up in March and currently scheduled testing for the second quarter shows continuing improvement.

In the Diagnostic Segment, revenues were up quarter over quarter, also for the first time in 6 quarters.   Sales of devices sold into the hospital market increased in the quarter. On April 5th we received FDA 510(k) clearance for two additional drugs for our MEDTOXScan® Reader. They are Buprenorphine and an Opiate 2000 cutoff level. Bringing to fourteen the number of drugs detectible by the Reader. This is currently the most expansive panel available on any point-of-collection testing reader in the market.

The relative improvement in DAU testing, Diagnostic revenue and increased clinical revenue produced improved gross margin and gross profit quarter over quarter. We look forward to continuing improvement in these metrics as the year progresses.

Kevin …

Kevin Wiersma, MEDTOX - COO - Laboratory Services Division and CFO:

Thank you, Dick. Here are some details regarding the quarter.

Revenues were $21.2 million for the quarter, up 2.4% from the first quarter of last year.

In our lab business, first quarter revenues were $16.5 million, up 2.2% from the first quarter of last year.  Revenues from drugs-of-abuse testing increased 4.1% for the quarter as a result of an increase in new account revenues and more stable testing volumes from our existing workplace drugs-of-abuse clients.  Revenues in our clinical and other laboratory services were up 27.7% for the quarter due to continued strong growth generated by our expanded clinical laboratory capabilities.  Revenues in Clinical Trial Services were down 64.0%, and continue to be impacted by a slow-down of projects and deferral of work into future quarters.

In our diagnostic business, first quarter revenues were $4.6 million, up 3.2% from last year due primarily to an increase in revenues from device sales in the workplace market.

Our overall gross margin was 38.3% in the first quarter, compared to 37.0% last year.

Our lab business operated at a 33.2% margin in the first quarter, up from 31.2% in the first quarter of last year.  Cost of services in our lab business was flat with the first quarter of last year.  The increase in gross margin was due to increased volume through a stable cost structure.

Margins in our POC diagnostic division were 56.3%, down from 57.8% last year.

Our selling, general and administrative expenses were $7.4 million or 35.1% of revenues in the quarter, up from $6.2 million or 30.1% of revenues in the first quarter last year.  Our increased spending was primarily associated with an increase in sales and marketing expense and the reclassification of $195,000 from other expenses which were determined to be more appropriately classified in SG&A expenses.

Our sales, general and administrative expense of $7.4 million compared more closely to the previous two quarters, where SG&A expenses were $6.8 million and $7.1 million respectively.  The increase in the quarter, over the previous two quarters, was due primarily to expenses relating to our year-end financial audit and incentive based compensation.

Research and development expenses were $549,000 in the quarter compared to $570,000 in the first quarter of last year.

We recorded other income of $4,000 in the quarter compared to other expense of $190,000 last year.  The change is due to the reclassification of $195,000 to SG&A in the quarter.

In terms of the balance sheet, our trade receivables are up from their year-end level due to strong March sales and the timing of cash receipts.  Our days sales outstanding was 66.4 days for the quarter compared to 60.9 days last year.

For the first three months of the year, capital expenditures were $1.1 million and depreciation and amortization was $1.4 million.  Cash flow from operations was $0.9 million in the quarter.

This concludes our review of the Company’s financial performance.

Dick Braun, MEDTOX - Chairman, President & CEO

Thank you, Kevin.  We would now be glad to take any questions that you may have.

QUESTION AND ANSWER

Steven Crowley - Craig-Hallum Capital Group - Analyst

Good morning, gentlemen. A couple questions …  In terms of giving us a feel for the business flow from existing customers or same-store sales, Dick, I think you made the comment about stability in March? I want to make sure I understand that, but also for the quarter, what were same-store sales?

Kevin Wiersma - MEDTOX - COO - Laboratory Services Division and CFO

Same-store sales, Steve, were down 6% in the quarter, compared to first quarter of last year.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Alright, so I think your message was that March showed some stability. Does that mean they were down even more modestly or were they roughly flattish year over year in March?

Dick Braun - MEDTOX - Chairman, President & CEO

In March, they were down less. In fact, they were about even.

Kevin Wiersma - MEDTOX - COO - Laboratory Services Division and CFO

They were about even in March.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Great, great. In terms of new business acquisition or new customer acquisition, what can you tell us about that across the various segments of your business?

Jim Schoonover - MEDTOX - VP & CMO

Steve, this is Jim Schoonover. The new account acquisition in the workplace side continues to be strong and continues to follow through from what we saw last year. On the clinical side, other than clinical trials, we’ve made good progress in the pain and prescription management area. We’re not going to break that out due to competitive reasons, but it had a very good quarter. In addition, we saw increased clinical testing and increased customer acquisition within the occupational medicine clinic area, corporate wellness; and also we’ve been able to obtain some reference laboratory testing from other reference labs, specifically in the clinical toxicology area. So it was a good quarter in terms of overall account acquisition.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Great. In terms of the CTS business, obviously you had another difficult quarter, something you telegraphed to a meaningful degree coming out of last quarter. It seems like you’re talking much more positively about how the order book has filled for Clinical Trial Services and I want to confirm that and try and get some sense for what kind of bounce back in that business we might be able to see in the second quarter. Last year's second quarter was around $1.6 million for that business. Is that the kind of neighborhood we could see a recovery to or what kind of flavor can you give us on that?

Dick Braun - MEDTOX - Chairman, President & CEO

Well Steve, as we’ve said many times, it is somewhat unpredictable just because it’s project-oriented, but now that we’re into the second quarter, we have a schedule with our clients as to which projects we are going to be working on. They could still move and they could still slightly be up or down, but I think it’s fair to say that the number that you put out from the second quarter of last year is a reasonable number to achieve in the second quarter this year.

Steven Crowley - Craig-Hallum Capital Group - Analyst

And as you look farther out into this fiscal year, I know things can move around, but are you relatively encouraged for how the back half of the year looks in the CTS business?

Dick Braun - MEDTOX - Chairman, President & CEO

Yes.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Okay. And then the last question before I hop back into the queue relates to the hospital drugs-of-abuse testing arena. What can you tell us about the progress you’re making with Reader placements or customers or the razor blade sales?

Jim Schoonover - MEDTOX - VP & CMO

So far, Steve, we have 500 Readers out in the field. Of those 500, 100 are currently in evaluation or in the evaluation phase and it was a good quarter for progress in that area. I think March was actually the biggest revenue month we’ve had since back in 2008, so we’re making good progress there. As Dick mentioned in his prepared remarks, having 14 drugs on the devices for that market is important in terms of taking market share and the sales group in that area is doing a good job at placing these with new customers.

Steven Crowley - Craig-Hallum Capital Group - Analyst

In terms of the utilization of consumables by the installed base of equipment, are you seeing any surprises or any trends there that are notable?

Jim Schoonover - MEDTOX - VP & CMO

No, that model has been pretty steady now for probably the last 12 to 14 months. We have a formula that we use in terms of what we can expect from new hospital clients based on their size and that model has been intact and has been predictable and continues to follow suit.

Steven Crowley - Craig-Hallum Capital Group - Analyst

In terms of the market landscape for hospital drugs-of-abuse testing, there have been some changes underfoot at your major competitor in terms of how they’re going to market. Have you seen any consequences or impact or effect from that out in the marketplace?

Jim Schoonover - MEDTOX - VP & CMO

Not really. I think people are evaluating our Reader based on its own merits and based on our relationship with Cardinal Health. And I’m sure underneath the surface, there may be some of those issues that are being considered by the buyer, but it’s not been necessarily a driving force for us. I think the Reader is a very good product and it’s getting its rightful share of the market.

Steven Crowley - Craig-Hallum Capital Group - Analyst

In that transition that they’re effecting in terms of how they go to market, are there some opportunities for you to pick up some new distribution or some new partners out there in the marketplace or have you already seen some of that benefit?

Jim Schoonover - MEDTOX - VP & CMO

I don't think we’re going to change how we go to market at this point. We’ve had a long-term relationship with Cardinal that’s been very successful and we do some direct sales with hospitals that don't have a relationship with Cardinal and I don't anticipate that changing.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Okay, great. I'll hop back in the queue. Thanks for taking my questions.

Marcus Ortega - JP Turner & Company - Analyst

Good morning, gentlemen. Thank you for a strong quarter. Excuse my tone; I’m fighting the tail-end of a flu at the moment, so I will be very brief. Dick, in your opening comments, you mentioned FDA approvals recently on two new tests. Could you repeat those and speak to those particular testing markets for us?

Dick Braun - MEDTOX - Chairman, President & CEO

I will let Jim speak to the market, but it is buprenorphine and an opiate 2000 cutoff level.

Jim Schoonover - MEDTOX - VP & CMO

Yes, and Marcus, the opiate cutoff level is simply a higher level that sometimes is appropriate for hospital patients where they’re really looking for more overdose type situations with opiate-based products. Buprenorphine is a drug that has been a replacement or is becoming very much a replacement for methadone and; therefore, it is being seen more frequently within hospital emergency room patients, and I think was something that the market was asking us to develop over the last probably 12 to 18 months. So it’s a nice addition to the overall product line that we have for the Reader.

Marcus Ortega - JP Turner & Company - Analyst

Fantastic. Thank you so much.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Hi, guys. Back with a couple financial questions or more financially-oriented questions. Kevin, could you give us a breakdown of the point-of-collection revenues, the three buckets for the quarter?

Kevin Wiersma - MEDTOX - COO - Laboratory Services Division and CFO

Sure, the point-of-collection testing products were $4.1 million in the quarter, Steve. Contract manufacturing was $0.4 million, and other diagnostic products, $0.1 million.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Okay, that's helpful. And then in terms of the discussion on SG&A and some of the bounce SG&A had in Q1 relative to the last couple quarters. I understand the reclassification on a year over year basis, but the implications of Q1 having had some incentive comp and some other expenses; does that mean on a dollar basis that we can see some ebbing back of the SG&A line as we move forward in the year here? How should we look at that line?

Kevin Wiersma - MEDTOX - COO - Laboratory Services Division and CFO

Steve, SG&A was a little high in the quarter. Certainly, we do maintain pretty good focus on controlling those expenses and anticipate those expenses staying relatively flat or within control going forward.

Steven Crowley - Craig-Hallum Capital Group - Analyst

And then in terms of your efforts to continue to drive gross margin back higher. There is obviously the variable that started to come into play here… we’re driving more volume across a relatively fixed base and the workplace lab should be at work, but the other factors – the clinical trial rebound I trust could have a noticeable positive impact; and what do you have going on the product side of the equation that could move that needle?

Jim Schoonover - MEDTOX - VP & CMO

Steve, I think it's a similar situation. Our people down in Burlington do a great job at maintaining cost control, and at the end of the day it really comes down to a volume issue. So the more devices we drive through that plant, the more the overhead gets spread over additional devices and the better the margin becomes. So ultimately, it’s still all about top-line revenue and driving business.

Dick Braun - MEDTOX - Chairman, President & CEO

And Steve, I think also just to remind everyone. On a seasonal basis, the first quarter is generally lower than the next two quarters, so we’re coming into generally a stronger revenue-producing period.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Great. Final question from me really relates to other new product initiatives that you might have underway. I know you've talked about some stuff on the product side – maybe towards the government market – that might be brewing. Can you tell us about anything on the new product front?

Dick Braun - MEDTOX - Chairman, President & CEO

Two comments and I'll make one and I think Jim the other. We have a lot of things going on right now and it's really all about execution. We have enough arrows in the quiver to be successful, but there is one new product I think we alluded to, or at least a format, form factor, which we've just really come out with. Maybe Jim could comment on that.

Jim Schoonover - MEDTOX - VP & CMO

Yes, Steve, that is sort of the next generation within our product offering both for corporate clients and for government clients, which is a diagnostic dip product. It’s a little bit simpler to utilize and also it’s less costly to manufacture and we think it will allow us to compete in some of the more price-sensitive parts of the diagnostic markets that we compete in. We have not had a dip product of this caliber both in terms of its visual appeal and also the way that it’s presented in terms of its form factor ever before. So this will be introduced towards the end of April, early May and we believe it will give us entry into some parts of the market that frankly have been a little too price competitive for us in the past.

Steven Crowley - Craig-Hallum Capital Group - Analyst

Great. Thanks again for taking my questions.

Dick Braun, MEDTOX - Chairman, President & CEO

We would like to thank you for joining us, and we look forward to speaking with you again when we announce second quarter results.   Thank you.